                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                            SUBSIDIARIES OF MARVELL

Subsidiary                                          Jurisdiction of Organization
----------                                          ----------------------------
Marvell Asia Pte Ltd                                Singapore

Marvell Europe B.V.                                 Netherlands

Marvell GmbH                                        Germany

Marvell Hong Kong Limited                           Hong Kong

Marvell International Ltd.                          Bermuda

Marvell Japan K.K.                                  Japan

Marvell Semiconductor, Inc.                         California, United States

Marvell Semiconductor Israel Ltd.                   Israel

Marvell Semiconductor Korea Ltd.                    Korea

Marvell T.I. Ltd.                                   Israel

Marvell Taiwan Ltd.                                 Taiwan

Marvell Technology, Inc.                            Delaware, United States

Marvell UK Limited                                  United Kingdom

Marvell World Trade Ltd.                            Barbados

Radlan Computer Communications Ltd.                 Israel

Radlan Inc.                                         New Jersey, United States

Schneider & Koch Training and Consulting GmbH       Germany

SysKonnect Inc.                                     California, United States

SysKonnect GmbH                                     Germany